Exhibit 99.9

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
Carrington L.D.H.A. Limited Partnership

We have audited the accompanying balance sheet of Carrington L.D.H.A. Limited Partnership (a Michigan limited partnership), MSHDA Development No. 856 as of December 31, 2004 and the related statements of profit and loss, changes in accumulated earnings and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The partnership has determined that it is not required to have, nor were we engaged to perform, and audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Carrington L.D.H.A. Limited Partnership, MSHDA No. 856 as of December 31, 2004, and the results of its operations, the changes in its cumulative income and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ UHY LLP
--------------------
Southfield, Michigan
January 21, 2005

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